                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT
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THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and William Blair & Company, LLC (the "Sub-Adviser").

                                                    W I T N E S S E T H
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WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF William Blair International  Growth Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated May 1, 2003, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous and prudent  investment  program
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for the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the
Prospectus  and  Statement  of  Additional  Information  of the  Company  as in  effect  from time to time  (together,  the
"Registration  Statement"),  the  Articles of  Incorporation  and By-laws of the Company,  any  investment  guidelines  and procedures  adopted by the  Directors,  or other  instructions  received by the  Sub-Adviser in writing from the Investment
Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with respect to the
Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser will be available  to consult with the  Investment  Manager,  the Company and  Directors at  reasonable  times and upon  reasonable notice  concerning  the business of the Company,  including  valuations of securities  which are not  registered for public sale,  not traded on any  securities  market or otherwise  may be deemed  illiquid for purposes of the ICA;  provided it is
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understood that the Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Directors,  the  Sub-Adviser  will in its discretion and according to its expert  judgment  determine  which issuers and  securities  will be  purchased,  held,  sold or exchanged by the Fund or otherwise  represented  in the Fund's investment  portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  place orders with and give  instructions  to  brokers,  dealers  and  others for all such  transactions  and cause  such  transactions  to be executed.  At any time, upon request by the Investment  Manager,  the Sub-Adviser will provide to the Investment  Manager a complete list of the current  holdings of the Fund. The  Sub-Adviser  may delegate  certain of its investment  advisory and other  responsibilities  and duties hereunder to one or more  sub-sub-advisers;  subject to: (i) the prior written approval
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of the  Investment  Manager,  (ii) the  execution  of a written  sub-advisory  agreement  between the  Sub-Adviser  and its delegate, and (iii) the approval of such agreement by the Directors.  Under the terms of such sub-advisory  agreement,  the
Sub-Adviser  shall remain  responsible for ensuring that the investment  program of the Fund is maintained.  Custody of the
Fund will be maintained by a custodian bank (the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the  Sub-Adviser  designated by the  Sub-Adviser to settle  transactions in respect of the Fund. No assets may be withdrawn  from the Fund other than for settlement of  transactions  on behalf of the
Fund except upon the written  authorization  of  appropriate  officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser  will be responsible for voting proxies  solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.  In voting such proxies for the Fund the  Sub-Adviser  shall do so in a manner that is in the best  interests  of the Fund  and  that is  consistent  with the  Sub-Adviser's  own  written  proxy  voting guidelines or policies.

         In addition,  upon reasonable  request from the Investment  Manager the Sub-Adviser  (through a qualified  person)
will assist the pricing  committee of the  Investment  Manager or the Company in valuing  securities  of the Fund as may be required from time to time,  including making available  information of which the Sub-Adviser has knowledge  related to the securities being valued.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment  Manager,  the Fund or the Fund's  shareholders the information  required to be provided  by the  Sub-Adviser  hereunder.  Any  records  maintained  hereunder  shall  be the  property  of  the  Fund  and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the Sub-Adviser  will comply with the  requirements  of: (i) the
ICA and the  regulations  promulgated  thereunder;  (ii)  Subchapter  M of the Internal  Revenue  Code and the  regulations promulgated  thereunder;  (iii) other applicable provisions of state or federal law; (iv) the Articles of Incorporation and
By-laws of the  Company;  (v)  policies  and  determinations  of the Company  and the  Investment  Manager  provided to the
Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment  policies and restrictions  applicable to the
Fund, as set out in the Registration  Statement in effect,  or as such investment  policies and  restrictions  from time to time may be amended by the Fund's  shareholders or the Directors and communicated to the Sub-Adviser in writing;  (vii) the
Registration  Statement;  and  (viii)  investment  guidelines,  including  procedures  adopted by the  Directors,  or other instructions  received in writing from the Investment  Manager.  In connection with (ii) above, the Sub-Adviser  shall: (1)
notify the Investment  Manager  immediately of any failure to comply with or any reasonable  belief of an impending failure to comply  with the  diversification  or  qualification  requirements,  and (2) in the event of any  failure to comply with
Section 817(h) of the Internal  Revenue Code at the end of any calendar  quarter,  the Sub-Adviser  will take all necessary steps to adequately  diversify the Fund within the period under Treas. Reg.  1.817-5.  Notwithstanding  the foregoing,  the
Sub-Adviser  shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information from the Investment  Manager or its authorized  agents is required to enable the  Sub-Adviser  to monitor  compliance  with such  limitations or  restrictions  unless such  information is provided to the  Sub-adviser  in writing.  The  Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other  services to the Fund or to series or funds of the Company for which the  Sub-Adviser does not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other  series or funds.  The  Sub-Advisor  and the  Investment  Manager  understand  and agree that if the
Investment  Manager manages the Fund in a  "manager-of-managers"  style,  the Investment  Manager will, among other things,
(i)  continually   evaluate  the  performance  of  the  Sub-Advisor  through  quantitative  and  qualitative  analysis  and consultations  with the  Sub-Advisor,  (ii)  periodically  make  recommendations  to the Company's  Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii)  periodically  report to the
Company's  Board  regarding the results of its evaluation and monitoring  functions.  The  Sub-Advisor  recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor to the Fund or the
Company with respect to  transactions  in securities  for the Fund's  portfolio or any other  transactions  of Fund assets.
The Sub-Advisor  further  acknowledges that it shall not consult with any other sub-advisor of the Fund that is a principal underwriter or an affiliated  person of a principal  underwriter  with respect to transactions in securities for the Fund's portfolio or any other  transactions  of Fund assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the Fund's portfolio as determined by the Investment Manager.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and filing of  Schedules  13D and 13G, and Form 13F reflecting  the Fund's  securities  holdings,  as well as  preparing  and filing with any  non-U.S.  jurisdiction  any such similar  information  required to be filed by the Fund reflecting the Fund's  securities  holdings.  The Sub-Adviser  shall not be  responsible  for the  preparation  or filing of any  other  reports  required  of the Fund by any  governmental  or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Fund, the Sub-Adviser is responsible for the selection of  broker-dealers  to execute  purchase and sale  transactions  for the Fund in  conformity  with  the  policy  regarding  brokerage  as set  forth in the  Registration  Statement,  or as the
Directors may determine  from time to time, as well as the  negotiation of brokerage  commission  rates with such executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the best method of execution  available,  including the overall cost of  execution;  the  reliability,  integrity and financial condition of the broker-dealer or financial  intermediary  used; the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Fund on a continuing basis.
Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have  discretion to effect investment  transactions for the Fund through  broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers  affiliated  with the  Sub-Adviser)  qualified  to obtain best  execution of such  transactions  who provide brokerage and/or research services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have  charged for effecting that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Adviser's  overall  responsibilities with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section 3(a)(35) of the
1934  Act).  Allocation  of orders  placed by the  Sub-Adviser  on  behalf  of the Fund to such  broker-dealers  as well as brokerage  and/or research  services shall be in such amounts and  proportions as the  Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under applicable  laws, rules and regulations.  The Sub-Adviser will submit reports on such allocations,  brokerage  services,  and research services to the Investment  Manager regularly as requested by the Investment Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the broker-dealers or others to whom such  allocations  have been made and from whom such brokerage  and/or research has been received and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares of the
Fund, or may consider or follow  recommendations  of the Investment  Manager that take such sales into account,  as factors in the  selection of  broker-dealers  to effect the Fund's  investment  transactions.  Notwithstanding  the above,  nothing shall  require  the  Sub-Adviser  to  use a  broker-dealer,  which  provides  research  services,  or to  use a  particular broker-dealer that the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the  transactions,  performance,  and compliance  of the  Fund so that  the  Investment  Manager  may  review  and  evaluate  the  management  of the  Fund.  The
Sub-Adviser  shall permit the books and records  maintained  with  respect to the Fund to be  inspected  and audited by the
Trust,  the  Investment  Manager or their  respective  agents at all  reasonable  times during normal  business  hours upon reasonable  notice.  The  Sub-Adviser  shall  immediately  notify both the Investment  Manager and the Company of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser shall promptly notify the Investment  Manager of (1)
any changes in any information  regarding the  Sub-Adviser or the investment  program for the Fund required to be disclosed in the Company's Registration  Statement,  or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual
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rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
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correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the
                  Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

(g)      A list of companies the securities of which are not to be bought or sold for the Fund  ("Restricted  Securities");
                  and

(h)      Procedures adopted by the Directors ("Board Adopted Procedures").

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a) through (f) and (h) above will be provided within 30 days of the time such materials  become  available to the
Investment  Manager.  Such  amendments  or  supplements  as to item (g)above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof, including the Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Company assets for the Fund;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  (ii) it will use its reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this
Agreement;  (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated;  and (iv) it is duly authorized to enter into this
Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further represents and warrants to the Investment Manager that the information  provided in items
(a) and (b) of paragraph 7 are true and not misleading.

         The  Investment  Manager  further  represents  and warrants to the  Sub-Adviser  that (i) the  appointment  of the
Sub-Adviser  by the  Investment  Manager  has been  duly  authorized  and (ii) it has  acted  and will  continue  to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the  absence of willful  misfeasance,  bad  faith,  negligence  or  disregard  for its  obligations
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hereunder,  the  Sub-Adviser  shall not be liable to the  Company,  the Fund,  the Fund's  shareholders  or the  Investment
Manager for any act or omission  resulting in any loss suffered by the Company,  the Fund, the Fund's  shareholders  or the
Investment  Manager in connection with any service to be provided herein.  The Federal laws impose  responsibilities  under certain  circumstances  on persons who act in good faith,  and  therefore,  nothing  herein  shall in any way  constitute a waiver or limitation of any rights which the Company, the Fund or the Investment Manager may have under applicable law.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners
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or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property that are the same as,  similar to, or different  from those  selected for purchase,  holding or sale for the Fund.
The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the  Sub-Adviser's  clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities will be  allocated  among  the  Sub-Adviser's  clients  over a period of time on a fair and  equitable  basis.  Nothing  in this
Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell, or recommend for purchase or sale, for the Fund any security  which the  Sub-Adviser,  its  partners,  affiliates  or  employees  may purchase or sell for the
Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own  accounts or for the account of any other  client of the
Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain from the  purchase or sale of any security for the  Sub-Adviser's other clients,  advisory or otherwise,  which the Investment  Manager has placed on the list provided pursuant to paragraph
6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This  Agreement  may be terminated  without  penalty at any time by the  Investment  Manager upon 60 days written notice  to the  Sub-Adviser  or by the  Sub-Adviser  upon 90 days  written  notice  to the  Investment  Manager,  and  will automatically  terminate in the event of (i) its  "assignment" by either party to this  Agreement,  as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order,  (ii) upon  termination  of the Management  Agreement,  provided the  Sub-Adviser  has received prior written notice thereof,  or (iii)  upon the  filing of  bankruptcy  proceedings  by the  Sub-Adviser  or the  filing  of any  receivorship proceedings against the Sub-Adviser.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
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personnel of the Sub-Adviser with  responsibility  for making investment  decisions in relation to the Fund (the "Portfolio
Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Sub-Adviser  shall be responsible for reasonable  out-of-pocket  costs and  expenses  incurred  by the  Investment  Manager,  the Fund or the Company to amend or supplement the Company's Prospectus:  (i) to reflect a change in Portfolio Manager(s),  (ii) to reflect a change in control of the  Sub-Adviser,  as  defined  by the  ICA,  or  (iii)  to  effect  an  assignment  of  this  Agreement  (collectively,
"Sub-Adviser's  Action") or otherwise to comply with the ICA, the Securities Act of 1933, as amended (the "1933 Act"),  any order granted to the Investment Manager, the Fund, or the Company by the Securities and Exchange  Commission,  or any other applicable statute, law, rule or regulation,  as a result of such change;  provided however, that the Sub-Adviser shall not
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be  responsible  for such costs and expenses  where the  Sub-Adviser's  Action is the result of a request by the Investment
Manager..

         The  Sub-Adviser  will obtain the  Investment  Manager's  written  approval  prior to naming the Fund in any legal proceeding involving the Fund, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               William Blair & Company, LLC
                           222 West Adams Street
                           Chicago, IL 60606
                           Attn:  Greg Campbell, Esq.

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department
                           Secretary

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal  Revenue Code,  under any other  statute,  law, rule or regulation, at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the Sub-Adviser,  any of the  Sub-Adviser's employees or representatives  or any affiliate of or any person acting on behalf of the Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the  Investment
Manager,  the Fund, the Company or any affiliated person of the Investment Manager,  the Fund or the Company or upon verbal information  confirmed  by the  Sub-Adviser  in  writing,  or (3) to the extent of, and as a result of, the  failure of the
Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the
ICA,  the  Registration  Statement  and the Board  Adopted  Procedures,  or (4) to the  extent  of,  and as a result of the
Sub-Adviser's  failure to follow its own  internal  policies  and  procedures;  provided,  however,  that in no case is the
                                                                                --------   -------
Sub-Adviser's  indemnity  in favor of the  Investment  Manager  or any  affiliated  person  or  controlling  person  of the
Investment  Manager  deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become  subject  under the 1933 Act, the ICA, the Advisers Act, the
Internal Revenue Code,  under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the
Investment  Manager's  responsibilities  as  investment  manager  of the Fund (1) to the  extent  of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or  representatives  or any affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the  Sub-Adviser  or other than upon verbal  information  confirmed  by the  Sub-Adviser  in writing;
provided,  however,  that in no case is the Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated
--------   -------
person or  controlling  person of the  Sub-Adviser  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses and costs (including reasonable  attorneys  fees) incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the  Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required  under this  Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                              American Skandia Advisor Funds
                                       ASAF William Blair International Growth Fund
                                                  Sub-advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate equal to the  following  percentages  of the combined  average daily net assets of the Fund and the series of American  Skandia Trust that is managed by the  Sub-advisor  and identified by the Sub-advisor and the Investment
Manager as being  similar to the Fund:  .30% of the portion of the combined  average daily net assets not in excess of $500 million;  plus .25% of the portion  over $500  million but not in excess of $1 billion;  plus .20% of the portion in excess of $1 billion.